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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934






                Date of Report:  December 20, 1996




               CHILDREN'S BROADCASTING CORPORATION
        (Exact Name of Registrant as Specified in Charter)




     Minnesota                0-21534             41-1663712
(State or Other Juris-   (Commission File No.)(IRS Employer Identification No.)
diction of Incorporation)



      724 First Street North, Minneapolis, Minnesota  55401
   (Address of principal executive offices, including zip code)




                          (612) 338-3300
       (Registrant's telephone number, including area code)




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ITEM 5.   OTHER EVENTS.

     The Company entered into an agreement (the "Credit Agreement") with Foothill Capital Corporation ("Foothill") to address the Company's working capital requirements through the creation of three credit facilities (the "Facilities") on November 25, 1996. The Credit Agreement provides the Company with working capital through (a) a $11,500,000 senior secured term loan (the "Term Loan") collateralized by the assets of the Company, payable over four years, (b) a $1,000,000 senior secured reducing/revolving line of credit (the "Revolving Loan") secured by the Company's accounts receivable, and (c) a $4,000,000 acquisition facility (the "Acquisition Loan") secured by future assets acquired by the Company. The Facilities mature on November 26, 2000. The Company's indebtedness under the Facilities is secured by a first priority lien on substantially all the assets of the Company and its subsidiaries, by a pledge of its subsidiaries' stock and by a guarantee of its subsidiaries. Additionally, the Company granted Foothill a warrant to purchase 50,000 shares of the Company's Common Stock. The Company was required to pay various service and commitment fees as are standard within the industry. Approximately $3,600,000 of the loan proceeds were held back by Foothill pending performance by the Company of certain post-closing conditions.

     Funds available from the Term Loan may be used for working capital needs and acquisitions, including the purchase of the radio broadcast license and certain other assets of WAUR-AM in the Chicago market. The Revolving Loan may be used for working capital needs and for acquisitions. Advances are not to exceed 80% of eligible accounts receivable less reserves determined by Foothill as determined by material adverse changes. The Term Loan is to be repaid monthly in 42 installments of principal in the amount of 1/54 of the term loan amount beginning in month seven of the Credit Agreement. The Acquisition Loan is to be repaid monthly based upon a five-year amortization schedule, commencing on the first month following funding. Interest rates under the Facilities are payable at the prime rate plus 2.75%.

     The Credit Agreement contains a number of financial covenants which, among other things, require the Company to maintain specified financial ratios and impose certain limitations on the Company with respect to the amount of funding available for each acquisition under the Acquisition Loan. The Credit Agreement contains positive covenants which, among other things, require the Company to (i) provide Foothill with various collateral reports, including certain reports on a daily basis; (ii) provide Foothill with periodic financial information, including certain information on a per broadcasting system basis; (iii) maintain several varieties of insurance; and
(iv) engage in certain subsidiary restructuring in connection with acquisitions permitted under the Credit Agreement. The Credit Agreement contains negative covenants which, among other things, prohibit the Company from (i) becoming liable to indebtedness or liens, beyond those contemplated by the Credit Agreement; (ii) entering into any fundamental change transaction; (iii) making any change in the principal nature of its business;
(iv) causing, permitting, or suffering, directly or indirectly, any change of control; (v) making any distribution or declaring or paying any dividends;
(vi) making any investments, other than those permitted under the


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Credit Agreement; (vii) entering into or permitting to exist any material transaction with an affiliate; and (viii) cancelling or terminating any of its communications franchise agreements.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

     (c)  Exhibits

          Exhibit 99 Loan and Security Agreement by and between Children's Broadcasting Corporation and Foothill Capital Corporation, dated November 25, 1996


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 .                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 1996      CHILDREN'S BROADCASTING CORPORATION


                         By:  /s/ James G. Gilbertson
                              --------------------------------
                              James G. Gilbertson
                              Chief Operating Officer